      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 2004
                         REGISTRATION STATEMENT NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 BORGWARNER INC.
               (Exact name of Registrant as specified in charter)


               DELAWARE                                      13-3404508
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                      Identification No.)

                            200 SOUTH MICHIGAN AVENUE
                             CHICAGO, ILLINOIS 60604
                    (Address of Principal Executive Offices)

                              --------------------

                    BORGWARNER INC. 2004 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                            LAURENE H. HORISZNY, ESQ.
                                 BORGWARNER INC.
                            200 SOUTH MICHIGAN AVENUE
                             CHICAGO, ILLINOIS 60604
                                 (312) 322-8500
            (Name, address and telephone number of agent for service)

                              --------------------

                                     CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                         PROPOSED           PROPOSED
                                                          MAXIMUM            MAXIMUM
      TITLE OF SECURITIES           AMOUNT TO BE       OFFERING PRICE       AGGREGATE        AMOUNT OF
        TO BE REGISTERED             REGISTERED        PER SHARE (1)     OFFERING PRICE   REGISTRATION FEE
===========================================================================================================
Common Stock, par value $0.01
per share ("Common Stock") (2)    1,350,000 Shares        $43.46           $58,671,000       $7,433.62
===========================================================================================================

(1) Computed pursuant to Rule 457(c) solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. This amount is based on the average of the high and low prices of such Common Stock on July 26, 2004 on the consolidated reporting system.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         BorgWarner Inc. (the "Registrant" or "Company") and the BorgWarner Inc. 2004 Stock Incentive Plan (the "Stock Incentive Plan") hereby incorporate by reference herein the following documents, as filed with the Securities and Exchange Commission (the "Commission"):

         (i) the Registrant's latest Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Commission on March 12, 2004;

         (ii) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ending December 31, 2003; and

         (iii) the description of the Company's Common Stock, par value $0.01 per share, set forth in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on July 29, 1993, as that description may be updated from time to time.

         All documents subsequently filed by the Company or the Stock Incentive Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of the filing of such documents.

         Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of common stock that may be purchased under the Stock Incentive Plan has been passed upon for the Company by Laurene H. Horiszny, Vice President, General Counsel and Secretary of the Company. Ms. Horiszny owns or has the right to acquire within the next 60 days an aggregate of 43,975 shares of the Company's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation has the power to indemnify its officers and directors against the expenses, including attorneys' fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

         As permitted by Section 102 of the DGCL, the Company's Certificate of Incorporation provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for breaches of the director's duty of loyalty to the Company and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL and (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Certificate of Incorporation provides for indemnification of its directors and officers to the fullest extent permitted by the DGCL, and allows the Company to advance or reimburse litigation expenses upon submission by the director, officer or employee of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits listed below are filed herewith and made a part hereof.

EXHIBIT
NUMBER                              DESCRIPTION OF DOCUMENT
--------      ------------------------------------------------------------------
 5.1          Opinion of Laurene H. Horiszny, Vice President, General Counsel
              and Secretary of the Company.
 23.1         Consent of Independent Registered Public Accounting Firm.
 23.2         Consent of Laurene H. Horiszny (included in Exhibit 5.1).
 24.1         Power of Attorney.

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 28, 2004.

                                        BORGWARNER INC.

                                        By: /s/TIMOTHY M. MANGANELLO
                                           ------------------------------------
                                                   Timothy M. Manganello
                                           Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  NAME                                  TITLE                        DATE
                  ----                                  ------                       ----
        /s/TIMOTHY M. MANGANELLO
----------------------------------------   Chairman of the Board and Chief       July 28, 2004
         TIMOTHY M. MANGANELLO                    Executive Officer

                                           Executive Vice President, Chief
           /s/ROBIN J. ADAMS                  Financial Officer & Chief
----------------------------------------        Administration Officer           July 28, 2004
             ROBIN J. ADAMS                 (Principal Financial Officer)

          /s/WILLIAM C. CLINE
----------------------------------------    Vice President and Controller        July 28, 2004
            WILLIAM C. CLINE                (Principal Accounting Officer)



                  NAME                                  TITLE                        DATE
                  ----                                  ------                       ----
*
----------------------------------------
                JOHN RAU                               Director                  July 28, 2004

*
----------------------------------------
            ALEXIS P. MICHAS                           Director                  July 28, 2004

*
----------------------------------------
             PAUL E. GLASKE                            Director                  July 28, 2004


*
----------------------------------------
           WILLIAM E. BUTLER                           Director                  July 28, 2004


*
----------------------------------------
          ERNEST J. NOVAK, JR.                         Director                  July 28, 2004

*
----------------------------------------
           ANDREW F. BRIMMER                           Director                  July 28, 2004


*
----------------------------------------
            JERE A. DRUMMOND                           Director                  July 28, 2004


*
----------------------------------------
           PHYLLIS O. BONNANO                          Director                  July 28, 2004


        /s/TIMOTHY M. MANGANELLO
----------------------------------------    As attorney-in-fact for directors
         TIMOTHY M. MANGANELLO                  marked by an asterisk.           July 28, 2004

                                  EXHIBIT INDEX


  EXHIBIT
  NUMBER                        DESCRIPTION OF DOCUMENT
 --------     ------------------------------------------------------------------
     5.1      Opinion of Laurene H. Horiszny, Vice President, General Counsel
              and Secretary of the Company.

    23.1      Consent of Independent Registered Public Accounting Firm.

    23.2      Consent of Laurene H. Horiszny (included in Exhibit 5.1).

    24.1      Power of Attorney.